EXHIBIT 32
CERTIFICATE OF INTERIM CEOAND CFO
     The undersigned Interim Chief Executive Officer and Chief Financial Officer of FGBC Bancshares, Inc. (the “Registrant”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on our knowledge:
(1)	the annual report on Form 10-K of the Registrant, to which this certificate is attached as an exhibit (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Dated: April 15, 2010

/s/ W. Brett Morgan
W. Brett Morgan, Interim CEO

/s/ Teresa L. Martin
Teresa L. Martin, CFO